Exhibit 3.2.2
BYLAWS OF
COUSINS PROPERTIES INCORPORATED

(Amended and Restated as of July 25, 2023)

Article I.

SHAREHOLDERS

Section 1. Annual Meeting. The annual meeting of the shareholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held at such place, either within or without the State of Georgia, on such date and at such time as the Board of Directors may by resolution provide, or if the Board of Directors fails to provide, then such meeting shall be held at the principal office of Cousins Properties Incorporated (the “Corporation”) at 12:00 Noon on the last Tuesday in April of each year, or, if such date is a legal holiday, on the next succeeding business day. The Board of Directors may specify by resolution prior to any special meeting of shareholders held within the year that such meeting shall be in lieu of the annual meeting. Subject to the laws of the State of Georgia, the annual meeting of the shareholders may occur in any format selected by the Board of Directors, including but not limited to “in person” (with shareholders invited to be physically present), “virtually” (with shareholders invited to be present through an internet streaming platform or similar service), or “hybrid” (with shareholders invited to select between physical presence or participation virtually), all as determined by the Board of Directors.

Section 2. Special Meeting; Call and Notice of Meetings. Special meetings of the shareholders may be called at any time by the Board of Directors, the Chair of the Board of Directors, or the Chief Executive Officer. In addition, the Board of Directors will call a special meeting of shareholders, to the extent required by this Section 2, upon written request of a shareholder (or a group of shareholders formed for the purpose of making such request) who or which has beneficial ownership of an aggregate at least twenty-five percent (25%) of the outstanding common stock of the Corporation. Such meetings shall be held at such place, either within or without the State of Georgia, on such date and such time as the Board of Directors may by resolution provide, so long as the same shall be not more than seventy (70) days after the record date for such meeting; provided, however, that in fixing a date and time for any shareholder requested special meeting, the Board of Directors may consider such factors as it deems relevant within the good faith exercise of business judgment, including, without limitation, the nature of the matters to be considered, the facts and circumstances surrounding any request for the special meeting, and any plan of the Board of Directors to call an annual or special meeting. The holders of the requisite percentage of common stock may request such a special meeting by submitting a written notice of demand to the Secretary of the Corporation at the principal executive offices of the Corporation. Such written notice of demand shall be signed by the shareholder or shareholders holding the requisite percentage of the voting power to demand a special meeting and shall also set forth the information required by Section 6(a)(iii) of these Bylaws (in the case of a proposal of other business) and Section 6(b)(iv) of these Bylaws (in the case of a nomination of directors), and such information shall be updated as set forth in Section 6(d) of these Bylaws. Written notice of each meeting of shareholders, stating the time and place of the meeting, the meeting format, and the purpose of any special meeting, shall be mailed by the Corporation to each shareholder entitled to vote at or to notice of such meeting at

Exhibit 3.2.2
his or her address shown on the books of the Corporation not less than ten (10) nor more than sixty (60) days prior to such meeting unless such shareholder waives notice of the meeting. Any shareholder may execute a waiver of notice, in person or by proxy, either before or after any meeting, and shall be deemed to have waived notice if he or she is present at such meeting in person or represented by proxy. Neither the business transacted at, nor the purpose of, any meeting need be stated in the waiver of notice of such meeting, except that, with respect to a waiver of notice of a meeting at which (i) an amendment to the Articles of Incorporation; (ii) a plan of merger or share exchange; (iii) a sale of all or substantially all of the Corporation's assets; or (iv) any other action which would entitle shareholders of the Corporation to dissent and obtain payment for his or her shares is considered, information as required by the Georgia Business Corporation Code (the “Code”) must be delivered to the shareholder prior to his or her execution of the waiver of notice or the waiver itself must conspicuously and specifically waive the right to such information.

Any requesting shareholder may revoke a request for a special meeting at any time by a written or electronic revocation delivered to the Secretary of the Corporation at the principal executive offices of the Corporation. If, following such revocation at any time before the date of the shareholder requested special meeting, the remaining requests are from shareholders holding less than the twenty-five percent (25%) of the outstanding common stock of the Corporation, then the Board of Directors, in its discretion, may cancel the shareholder requested special meeting.

Notice of any meeting may be given by the Chief Executive Officer, the Secretary of the Corporation, Assistant Secretary or by the person or persons calling such meeting. No notice need be given of the time and place of reconvening of any adjourned meeting, if the time and place to which the meeting is adjourned are announced at the adjourned meeting.

Section 3. Quorum; Required Shareholder Vote; Adjournments. A quorum for the transaction of business at any annual or special meeting of shareholders shall exist when the holders of a majority of the outstanding shares entitled to vote are represented either in person (or for meetings held in a format other than in person (including in virtual or hybrid format), through entry in the electronic platform or otherwise participating in such meeting in accordance with the procedures established by the Board of Directors in accordance with the laws of the State of Georgia) or by proxy at such meeting. If a quorum is present, action on a matter is approved if the votes cast favoring the action exceed the votes cast opposing the action, unless otherwise provided by law, by the Articles of Incorporation or by these Bylaws. When a quorum is once present to organize a meeting, the shareholders present may continue to do business at the meeting or at any adjournment thereof (unless a new record date is or must be set for the adjourned meeting) notwithstanding the withdrawal of enough shareholders to leave less than a quorum. Whether or not a quorum is present, the Chair of the meeting, or shareholders, by the affirmative vote of a majority of the voting shares represented at a meeting, may adjourn any meeting from time to time to any other time or any other place. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If after the adjournment, a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

Exhibit 3.2.2
Section 4. Proxies. A shareholder may vote either in person or by a proxy in accordance with the Code. No proxy shall be valid after eleven (11) months from the date of its execution unless a longer period is expressly provided in the proxy. Any shareholder directly or indirectly soliciting proxies from other shareholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board of Directors.

Section 5. Action of Shareholders Without Meeting. Any action required to be, or which may be, taken at a meeting of the shareholders, may be taken without a meeting if written consent, setting forth the actions so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof, except that information as required by the Code must be delivered to the shareholders prior to their execution of the consent or the consent must conspicuously and specifically waive the right to such information. Such consent shall have the same force and effect as a unanimous affirmative vote of the shareholders and shall be filed with the minutes of the proceedings of the shareholders.

Section 6. Shareholder Proposals and Nominations.

a.Business at Annual Meetings of Shareholders.

1.Only such business (other than nominations of persons for election to the Board of Directors, which must be made in compliance with and is governed exclusively by Article I, Section 6(b) hereof) shall be conducted at an annual meeting of the shareholders as shall have been brought before the meeting (A) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors; (B) by or at the direction of the Board of Directors; or (C) by any shareholder of the Corporation who (1) was a shareholder of record at the time of giving of notice provided for in this Article I, Section 6(a) and at the time of the meeting; (2) is entitled to vote at the meeting; and (3) complies with the notice procedures set forth in this Article I, Section 6(a). For the avoidance of doubt, the foregoing clause (C) of this Article I, Section 6(a)(i) shall be the exclusive means for a shareholder to propose such business (other than business included in the Corporation’s proxy materials pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”) before an annual meeting of shareholders.

2.For business (other than nominations of persons for election to the Board of Directors, which must be made in compliance with and is governed exclusively by Article I, Section 6(b) hereof) to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in proper written form as described in Article I, Section 6(a)(iii) hereof to the Secretary of the Corporation and such business must otherwise be appropriate for shareholder action under the provisions of the Code. To be timely, a shareholder’s notice for such business must be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation in proper written form not less than ninety (90) days and not more than one hundred twenty (120)

Exhibit 3.2.2
days prior to the first anniversary of the preceding year’s annual meeting of shareholders; provided, however, that if and only if the annual meeting is not scheduled to be held within a period that commences thirty (30) days before such anniversary date and ends thirty (30) days after such anniversary date, such shareholder’s notice must be delivered by the later of (A) the tenth day following the day of the Public Announcement (as defined in Article I, Section 6(f) below) of the date of the annual meeting or (B) the date which is ninety (90) days prior to the date of the annual meeting. In no event shall any adjournment, deferral or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a shareholder’s notice as described above.

3.To be in proper written form, a shareholder’s notice to the Secretary of the Corporation shall bear the signature of each shareholder (or duly authorized agent) signing the request, including the date of each such signature, and shall set forth, as to each matter of business the shareholder proposes to bring before the annual meeting, the following information: (A) a brief description of the business desired to be brought before the annual meeting (including the specific text of any resolutions or actions proposed for consideration and if such business includes a proposal to amend the Articles of Incorporation or these Bylaws, the specific language of the proposed amendment) and the reasons for conducting such business at the annual meeting; (B) the name and address of the shareholder proposing such business, as they appear on the Corporation’s books, the residence name and address (if different from the Corporation’s books) of such proposing shareholder, and the name and address of any Shareholder Associated Person (as defined in Article I, Section 6(f) below) covered by clauses (C), (D), (F) and (G) below; (C) the class and number of shares of stock of the Corporation which are directly or indirectly held of record or beneficially owned by such shareholder or by any Shareholder Associated Person with respect to the Corporation’s securities, a description of any Derivative Positions (as defined in Article I, Section 6(f) below) directly or indirectly held or beneficially held by the shareholder or any Shareholder Associated Person, and whether and the extent to which a Hedging Transaction (as defined in Article I, Section 6(f) below) has been entered into by or on behalf of such shareholder or any Shareholder Associated Person, along with evidence of the fact and duration of the shareholder’s beneficial ownership of such stock consistent with what is required under Regulation 14A of the Exchange Act; (D) include an acknowledgement by each shareholder and any duly authorized agent that any disposition of shares of capital stock of the Corporation as to which such shareholder has beneficial ownership as of the date of delivery of the shareholder notice and prior to the record date for the meeting shall constitute a revocation of such request with respect to such shares; (E) a description of all agreements, arrangements or understandings (whether written or oral) between such shareholder or any Shareholder Associated Person and any other person or entity (including their names) in connection with the proposal of such business by such shareholder and

Exhibit 3.2.2
any material interest of such shareholder, any Shareholder Associated Person or such other person or entity in such business, including any anticipated benefits therefrom to such shareholder or any Shareholder Associated Person or any other person or entity; (F) a representation that such shareholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting; (G) any other information related to such shareholder or any Shareholder Associated Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies or consents (even if a solicitation is not involved) by such shareholder or Shareholder Associated Person in support of the business proposed to be brought before the meeting pursuant to Section 14 of the Exchange Act; and (H) a representation as to whether such shareholder or any Shareholder Associated Person intends to deliver a proxy statement or form of proxy to holders of at least the percentage of the Corporation’s outstanding shares required to approve the proposal or otherwise to solicit proxies from shareholders in support of the proposal. In addition, any shareholder who submits a notice pursuant to this Article I, Section 6(a) is required to update and supplement the information disclosed in such notice, if necessary, in accordance with Article I, Section 6(d) hereof, along with promptly providing any other information reasonably requested by the Corporation to allow it to satisfy its obligations under applicable law.

4.Notwithstanding anything in these Bylaws to the contrary, no business (other than nominations of persons for election to the Board of Directors, which must be made in compliance with and is governed exclusively by Article I, Section 6(b) hereof) shall be conducted at an annual meeting except in accordance with the procedures set forth in this Article I, Section 6(a). At an annual meeting, the Chair of the meeting shall determine, if the facts warrant, whether business was properly brought before the meeting and in accordance with the provisions prescribed by these Bylaws, and if the Chair should determine that it was not brought properly and in accordance with the provisions prescribed by these Bylaws, then the Chair shall so declare to the meeting, and any such business not properly brought before the meeting shall not be transacted.

b.Nominations at Annual Meetings of Shareholders.

1.Only persons who are nominated in accordance and compliance with the procedures set forth in this Article I, Section 6(b) shall be eligible for election to the Board of Directors at an annual meeting of shareholders.

2.Nominations of persons for election to the Board of Directors may be made at an annual meeting of shareholders only (A) by or at the direction of the Board of Directors or (B) by any shareholder of the Corporation who (1) was a shareholder of record at the time of giving of notice provided for in this Article I, Section 6(b)(ii) and at the time of the

Exhibit 3.2.2
meeting, (2) is entitled to vote at the meeting and (3) complies with the notice procedures set forth in this Article I, Section 6(b)(ii). For the avoidance of doubt, clause (B) of this Article I, Section 6(b)(ii) shall be the exclusive means for a shareholder to make nominations of persons for election to the Board of Directors at an annual meeting of shareholders. Any nominations by shareholders at an annual meeting of shareholders shall be made pursuant to timely notice in proper written form as described in Article I, Section 6(b)(iv) hereof to the Secretary of the Corporation. To be timely, a shareholder’s notice for the nomination of persons for election to the Board of Directors must be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation in proper written form not less than ninety (90) days and not more than one hundred twenty (120) days prior to the first anniversary of the preceding year’s annual meeting of shareholders; provided, however, that if and only if the annual meeting is not scheduled to be held within a period that commences thirty (30) days before such anniversary date and ends thirty (30) days after such anniversary date, such shareholder’s notice must be delivered by the later of (C) the tenth day following the day of the Public Announcement of the date of the annual meeting or (D) the date which is ninety (90) days prior to the date of the annual meeting. In no event shall any adjournment, deferral or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a shareholder’s notice as described above.

3.To be eligible to be a shareholder’s nominee for election or reelection as a director of the Corporation, a person must deliver (in accordance with the time periods prescribed for delivery of notice under this Section 6(b) or Section 6(c), as applicable) to the Secretary of the Corporation at the principle executive offices of the Corporation a written representation and agreement that such person (A) understands that, as a director of the Corporation, he or she will owe a fiduciary duty, under the Code, exclusively to the Corporation and all its shareholders; (B) is not and will not become a party to (x) any agreement, arrangement, or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation in such representation and agreement, or (y) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law; (C) is not and will not become a party to any agreement, arrangement, or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement, or indemnification in connection with service or action as a director that has not been disclosed to the Corporation in such representation and agreement; (D) would be in compliance, if elected as a director of the Corporation, and will comply with all of the Corporation’s corporate governance, conflict of interest, confidentiality, and stock ownership and

Exhibit 3.2.2
trading policies and guidelines, and any other Corporation policies and guidelines applicable to directors, as well as any applicable law, rule, or regulation or listing requirement; and (E) will make such other acknowledgments, enter into such agreements, and provide such information as the Board of Directors requires of all directors.

4.To be in proper written form, a shareholder’s notice to the Secretary of the Corporation shall set forth (A) as to each person whom the shareholder proposes to nominate for election or re-election as a director of the Corporation, (1) the name, age, business address, and residence address of the person; (2) the principal occupation or employment of the person; (3) the class or series and number of shares of capital stock of the Corporation which are directly or indirectly owned beneficially or of record by the person or by any affiliates or associates of such person; (4) the date such shares were acquired; (5) a description of any Derivative Positions directly or indirectly held or beneficially held by the person or any affiliates or associates of such person, and whether and the extent to which a Hedging Transaction has been entered into by or on behalf of such shareholder or any affiliates or associates of such person; (6) as an appendix, the written representation and agreement required by Section 6(b)(iii) above; and (7) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies or consents for a contested election of directors (even if an election contest or proxy solicitation is not involved), or is otherwise required, pursuant to Section 14 of the Exchange Act (including such person’s written consent to being named in any proxy statement as a nominee, if applicable, and to serving if elected); and (B) as to the shareholder giving the notice (1) the name and address of such shareholder, as they appear on the Corporation’s books, the residence name and address (if different from the Corporation’s books) of such proposing shareholder, and the name and address of any Shareholder Associated Person covered by clauses (2), (3), (5) and (6) below; (2) the class and number of shares of stock of the Corporation which are directly or indirectly held of record or beneficially owned by such shareholder or by any Shareholder Associated Person with respect to the Corporation’s securities, a description of any Derivative Positions directly or indirectly held or beneficially held by the shareholder or any Shareholder Associated Person, and whether and the extent to which a Hedging Transaction has been entered into by or on behalf of such shareholder or any Shareholder Associated Person; (3) a description of all agreements, arrangements or understandings (whether written or oral, and including financial transactions and direct or indirect compensation) between such shareholder or any Shareholder Associated Person and each proposed nominee and any other person or entity (including their names) pursuant to which the nomination(s) are to be made by such shareholder; (4) any material interest of such person, or any affiliates or associates of such person, in such nomination, including any anticipated benefit therefrom to such person, or any affiliates or associates of such person; (5) a

Exhibit 3.2.2
representation that such shareholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice; (6) any other information relating to such shareholder or any Shareholder Associated Person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies or consents for a contested election of directors (even if an election contest or proxy solicitation is not involved), or otherwise required, pursuant to Section 14 of the Exchange Act; (7) all completed and signed questionnaires with respect to the shareholder and each proposed nominee, in the form provided by the Secretary of the Corporation (which form(s) will be provided within ten (10) days following a written request delivered to the Secretary of the corporation by a shareholder), and (8) a representation as to whether such shareholder or any Shareholder Associated Person intends (x) to solicit proxies or votes in support of the election of the proposed nominee, in accordance with Rule 14a-19 promulgated under the Exchange Act, and/or (y) to deliver a proxy statement or form of proxy to the holders of a sufficient number of the Corporation’s outstanding shares to elect each proposed nominee or otherwise to solicit proxies from shareholders in support of the nomination. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serving as a director if elected. In addition to the information required pursuant to this Section 6(b), or any other provision of these Bylaws, the Corporation may require any proposed nominee to furnish any other information (i) that may reasonably be requested by the Corporation to determine whether the nominee would be independent under the rules and listing standards of the New York Stock Exchange, any applicable rules of the Securities and Exchange Commission, or any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the Corporation’s directors, (ii) that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such nominee, or (iii) that may reasonably be requested by the Corporation to determine the eligibility of such nominee to serve as a director of the Corporation. In addition, any shareholder who submits a notice pursuant to this Article I, Section 6(b) is required to update and supplement the information disclosed in such notice, if necessary, in accordance with Article I, Section 6(d) hereof. In the event that the Board of Directors determines, in its sole but reasonable discretion, that a nomination was not made in accordance with the procedures prescribed by these Bylaws, then the Board of Directors may direct the Secretary of the Corporation, by resolution, to omit that nomination from the proxy card to be delivered by the Corporation to its shareholders for the meeting. Further, at an annual meeting, the Chair of the meeting shall determine, if the facts warrant, that a nomination was not made in accordance with the procedures prescribed by these Bylaws, and if the Chair should so determine, the Chair shall so declare to the meeting, and the defective nomination shall be disregarded. In addition, notwithstanding anything in this Section 6(b) to the contrary,

Exhibit 3.2.2
if a shareholder or any nominee acts contrary to any representation, certification or agreement required by this Section 6(b) or otherwise fails to comply with this Section 6(b) (or any law, rule, or regulation identified in this Section 6(b)) or provides false or misleading information to the Corporation, such nomination(s) shall be disregarded (and any such nominee shall be disqualified from standing for election or re-election), notwithstanding that proxies in respect of such vote may have been received by the Corporation.

5.Notwithstanding anything in the fourth sentence of Article I, Section 6(b)(ii) hereof to the contrary, if the number of directors to be elected to the Board of Directors is increased and there is no Public Announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a shareholder’s notice required by Article I, Section 6(b)(ii) hereof shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which such Public Announcement is first made by the Corporation.

6.Without limiting the other provisions and requirements of this Article I, unless otherwise required by law, if any shareholder (A) provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act, and (B) subsequently fails to comply with (i) the requirements of Rule 14a-19(a)(2) and Rule 14a-19(a)(3) promulgated under the Exchange Act or (ii) notifies the Corporation that such shareholder no longer intends to solicit proxies in support of the election of a proposed nominee to the Board of Directors in accordance with Rule 14a-19(b) under the Exchange Act, then the nomination of such nominee shall be disregarded (and such nominee shall be disqualified from standing for election or reelection), notwithstanding that proxies in respect of such vote may have been received by the Corporation. Upon request by the Corporation, if any shareholder provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act, such shareholder shall deliver to the Corporation, no later than five (5) business days prior to the applicable meeting, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act.

c.Special Meetings of Shareholders. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the notice of meeting provided by the Corporation pursuant to Article I, Section 2 hereof. Only persons who are nominated in accordance and compliance with the procedures set forth in this Article I, Section 6(c) shall be eligible for election to the Board of Directors at a special meeting of shareholders. Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which directors are to be

Exhibit 3.2.2
elected pursuant to the notice of meeting provided by the Corporation pursuant to Article I, Section 2 hereof only (i) by or at the direction of the Board of Directors or (ii) by any shareholder of the Corporation who (A) was a shareholder of record at the time of giving of notice provided for in this Article I, Section 6(c) and at the time of the special meeting, (B) is entitled to vote at the meeting and (C) complies with the notice procedures provided for in this Article I, Section 6(c). For the avoidance of doubt, the foregoing clause (ii) of this Article I, Section 6(c) shall be the exclusive means for a shareholder to propose nominations of persons for election to the Board of Directors at a special meeting of shareholders. Any nominations by shareholders at a special meeting of shareholders shall be made pursuant to timely notice in proper written form as described in this Article I, Section 6(c) to the Secretary of the Corporation. To be timely, a shareholder’s notice for the nomination of persons for election to the Board of Directors must be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not earlier than the one hundred and twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth day following the day on which a Public Announcement is made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall any adjournment, deferral or postponement of a special meeting or the announcement thereof commence a new time period for the giving of a shareholder’s notice as described above. To be in proper written form, such shareholder’s notice shall set forth all of the information required by, and otherwise be in compliance with, Article I, Sections 6(b)(iii) and Section 6(b)(iv) hereof. In addition, any shareholder who submits a notice pursuant to this Article I, Section 6(c) is required to update and supplement the information disclosed in such notice, if necessary, in accordance with Article I, Section 6(d) hereof. In the event that the Board of Directors determines, in its sole but reasonable discretion, that a nomination was not made in accordance with the procedures prescribed by these Bylaws, then the Board of Directors may direct the Secretary of the Corporation, by resolution, to omit that nomination from the proxy card to be delivered by the Corporation to its shareholders for the meeting. At a special meeting, the Chair of the meeting shall, if the facts warrant, determine and declare to the meeting that a proposal or nomination was not made in accordance with the procedures prescribed by these Bylaws, and if the Chair should so determine, the Chair shall so declare to the meeting, and the defective proposal or nomination shall be disregarded. In addition, notwithstanding anything in this Section 6(b) to the contrary, if a shareholder or any nominee acts contrary to any representation, certification or agreement required by this Section 6(b) or otherwise fails to comply with this Section 6(b) (or any law, rule, or regulation identified in this Section 6(b)) or provides false or misleading information to the Corporation, such nomination(s) shall be disregarded (and any such nominee shall be disqualified from standing for election or re-election), notwithstanding that proxies in respect of such vote may have been received by the Corporation.

d.Update and Supplement of Shareholder’s Notice. Any shareholder who submits a notice of proposal for business or nomination for election pursuant to this Article I, Section 6 is required to update and supplement the information disclosed in such notice, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting of shareholders and as of the date that is ten (10) business days prior to such meeting of the shareholders or any adjournment or

Exhibit 3.2.2
postponement thereof, and such update and supplement shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not later than five (5) business days after the record date for the meeting of shareholders (in the case of the update and supplement required to be made as of the record date), and not later than eight (8) business days prior to the date for the meeting of shareholders or any adjournment or postponement thereof (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting of shareholders or any adjournment or postponement thereof).

e.Requirements of Exchange Act. In addition to the foregoing provisions of this Article I, Section 6, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in these Bylaws; provided, however, that any references in these Bylaws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit the requirements of these Bylaws applicable to nominations or proposals as to any other business to be considered pursuant to these Bylaws regardless of the shareholder’s intent to utilize Rule 14a-8 promulgated under the Exchange Act. Nothing in this Article I, Section 6 shall be deemed to affect any rights (i) of shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 promulgated under the Exchange Act or (ii) of the holders of any series of preferred stock of the Corporation if and to the extent provided under law, the Articles of Incorporation, or these Bylaws.

f.Definitions. For purposes of this Article I, Section 6, the term:

1.“Derivative Positions” means, with respect to a shareholder or any Shareholder Associated Person, any derivative positions including, without limitation, any short position, profits interest, option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise and any performance-related fees to which such shareholder or any Shareholder Associated Person is entitled based, directly or indirectly, on any increase or decrease in the value of shares of capital stock of the Corporation;

2.“Hedging Transaction” means, with respect to a shareholder or any Shareholder Associated Person, any hedging or other transaction (such as borrowed or loaned shares) or series of transactions, or any other agreement, arrangement or understanding, the effect or intent of which is to increase or decrease the voting power or economic or pecuniary interest of such shareholder or any Shareholder Associated Person with respect to the Corporation’s securities;

Exhibit 3.2.2
3.“Public Announcement” means disclosure in a press release reported by the Dow Jones News Service, Associated Press, Business Wire, PR Newswire, or comparable news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act; and

4.“Shareholder Associated Person” of any shareholder means (A) any person controlling, directly or indirectly, or acting in concert with, such shareholder, (B) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such shareholder or (C) any person directly or indirectly controlling, controlled by or under common control with such Shareholder Associated Person.

Article II.

DIRECTORS

Section 1. Power of Directors. Subject to the Articles of Incorporation and these Bylaws, all corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation managed under the direction of, the Board of Directors and those committees of the Board of Directors designated in Article II, Section 7 hereof or hereafter formed in accordance with said Article.

Section 2. Composition of the Board. The Board of Directors shall consist of not less than three (3) nor more than twelve (12) natural persons of the age of eighteen (18) years or over but, if at least a majority of the outstanding shares of capital stock of the Corporation having the power to vote for the election of directors is owned of record by one shareholder, the Board of Directors may consist of only one (1) director. The exact number of directors within the specified minimum and maximum shall be fixed by resolution of the directors from time to time or by resolution of the shareholders from time to time. Directors need not be residents of the State of Georgia or shareholders of the Corporation. At each annual meeting the shareholders shall elect the directors, who shall serve until their successors are elected and qualified; provided that the shareholders may, if the votes cast favoring the action exceed the votes cast opposing the action, increase or reduce the number of directors by amendment to the Bylaws, but no decrease shall have the effect of shortening the term of any incumbent director. At any shareholders’ meeting with respect to which notice of such purpose has been given, the entire Board of Directors or any individual director may be removed, with or without cause, by the affirmative vote of the holders of a majority of the shares entitled to vote at an election of directors. Each director shall be elected by the vote of a majority of the votes cast with respect to the director at any meeting for the election of directors at which a quorum is present, provided that if as of a date that is fourteen (14) days in advance of the date the Corporation files its definitive proxy statement (regardless of whether or not thereafter revised or supplemented) with the Securities and Exchange Commission the number of nominees exceeds the number of directors to be elected, the directors shall be elected by the vote of a plurality of the votes cast by the shares entitled to vote on the election of directors. For purposes of this section, a majority of the votes cast means that the number of shares voted “for” a director must exceed the number of shares voted “against” that director. The Nominating & Governance Committee (the “Governance Committee”) has established procedures under which any director who is not elected shall offer to tender his or her

Exhibit 3.2.2
resignation to the Board of Directors. The Governance Committee will make a recommendation to the Board of Directors on whether to accept or reject the resignation, or whether other action should be taken. The Board of Directors will act on the Governance Committee’s recommendation and publicly disclose its decision and the rationale behind it within ninety (90) days from the date of the certification of the election results. Any director who tenders his or her resignation pursuant hereto shall not participate in the Governance Committee’s recommendation or Board of Directors action regarding whether to accept such resignations. However, if each member of the Governance Committee was not elected at the same election, then the independent directors who were elected shall appoint a committee among themselves to consider such resignations and recommend to the Board of Directors whether to accept them. However, if the only directors who were elected in the same election constitute three or fewer directors, all directors may participate in the action regarding whether to accept such resignations.

Section 3. Chair of the Board of Directors. The Board of Directors, by resolution adopted by a majority of all of the directors, may designate from among its members a Chair of the Board of Directors. At the discretion of the Board of Directors, the Chair may be a non-executive Chair or may be an officer of the Corporation. The Chair of the Board shall preside at all meetings of the Board of Directors and the shareholders. The Chair of the Board of Directors shall have such authority and responsibilities and perform such duties as may be determined by the Board of Directors.

Section 4. Meetings of the Board; Notice of Meetings; Waiver of Notice. The annual meeting of the Board of Directors for the purpose of electing officers and transacting such other business as may be brought before the meeting shall be held each year immediately following the annual meeting of shareholders, or at such other time and place as the Chair of the Board of Directors may designate. The Board of Directors may by resolution provide for the time and place of other regular meetings and no notice of such regular meetings need be given. Special meetings of the Board of Directors may be called by the Chair of the Board of Directors, by the Chief Executive Officer or by any two directors, and notice of the date, time and place of such meetings shall be given to each director at least two (2) days before the meeting. Any director may execute a waiver of notice, either before or after any meeting, and shall be deemed to have waived notice if he or she is present at such meeting. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be stated in the notice or waiver of notice of such meeting. Any meeting may be held at any place within or without the State of Georgia.

Section 5. Quorum; Vote Requirement. A majority of the number of directors last fixed by the shareholders or the Board of Directors, as applicable, shall constitute a quorum for the transaction of business at any meeting. In no case shall less than two directors constitute a quorum, except that when a board consists of only one director as authorized in Article II, Section 2 hereof, then one director shall constitute a quorum. If a quorum is present when a vote is taken, the vote of a majority of the directors present shall be the act of the Board of Directors, unless a greater vote is required by law, by the Articles of Incorporation or by these Bylaws.

Section 6. Action of Board Without Meeting. Any action required or permitted to be taken at a meeting of the Board of Directors or any committee thereof may be taken without a meeting if written consent, in writing or by electronic transmission, setting forth the action so taken, is signed by all the directors or committee members, and filed with the minutes of the

Exhibit 3.2.2
proceedings of the Board of Directors or committee. Such consent shall have the same force and effect as a unanimous affirmative vote of the Board of Directors or committee, as the case may be.

Section 7. Committees. The Board of Directors, by resolution adopted by a majority of all of the directors, may designate from among its members an Executive Committee, and/or other committees (which may include, by way of example and not as a limitation, an Audit Committee, a Compensation & Human Capital Committee (the “Compensation Committee”), and a Nominating & Governance Committee or any combination thereof, including comparable names). Subject to these Bylaws, the number of members of each committee shall be fixed by the Board of Directors from time to time by resolution. Only an independent director shall be eligible to serve as a member of the Audit Committee, the Compensation Committee, and the Governance Committee. The members of each committee shall be elected by the Board of Directors from among the members of the Board of Directors, and the members of each committee shall elect from among themselves a committee chair, unless such chair has been appointed by the full Board of Directors, which may exercise such authority as is delegated by the Board of Directors. Notwithstanding the foregoing, no committee shall have the authority of the Board of Directors to (1) approve or propose to shareholders action which requires the approval of the shareholders of the Corporation, (2) fill vacancies on the Board of Directors or on any of its committees, (3) amend the Articles of Incorporation pursuant to Section 14-2-1002 of the Code, except as otherwise provided by Section 14-2-825 of the Code, (4) adopt, amend or repeal the Bylaws of the Corporation, or (5) approve a plan of merger not requiring shareholder approval. Notwithstanding anything to the contrary set forth in this Article II, the resolution of the Board of Directors establishing any committee of the Board and/or charter of any such committee may establish requirements or procedures relating to the governance and/or operation of such committee that are different from, or in addition to, those set forth in these Bylaws and, to the extent that there is any inconsistency between these Bylaws and any such resolution or charter, the terms of such resolution or charter shall be controlling.

Section 8. Vacancies. A vacancy occurring in the Board of Directors may be filled by the shareholders or by the Board of Directors or, if the directors remaining in office constitute fewer than a quorum of the Board of Directors, by the affirmative vote of a majority of the remaining directors, or by the sole remaining director, as the case may be. A director elected to fill a vacancy shall serve until the next election of directors by the shareholders and the election and qualification of the successor. No decrease in the number of authorized directors shall shorten the term of any incumbent director. The members of each of the standing committees of the Board of Directors and the chair thereof shall be elected at the regular annual meeting of the Board of Directors, or at such other time as may be fixed from time to time by the Board of Directors, and shall hold office until the next such annual meeting of the Board of Directors and until their respective successors are duly elected and qualified; provided, however, that vacancies during the year on any standing committee may be filled by the Board of Directors.

Section 9. Telephone and/or Virtual Conference Meetings. Unless the Articles of Incorporation otherwise provide, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board or committee by means of telephone conference, video conference, or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 9 shall constitute presence in person at such meeting.

Exhibit 3.2.2

Section 10. Fees and Expenses. A fee and reimbursement for expenses for attendance at meetings of the Board of Directors or any committee thereof may be fixed by resolution of the Board of Directors. Directors who are salaried officers or employees of the Corporation shall receive no additional compensation for service as a director or as a member of a committee of the Board of Directors. Each director who is not a salaried officer or employee of the Corporation shall be compensated as determined by the Board of Directors.

Article III.

OFFICERS

Section 1. Executive Structure of the Corporation. The officers of the Corporation shall consist of a Chief Executive Officer, a President, a Secretary, one or more Assistant Secretaries and a Treasurer. The Board of Directors, in its discretion, may also elect a Chair of the Board of Directors (who must be a director) who may, if so determined by the Board of Directors, serve as an officer of the Corporation. In addition, the Board of Directors may elect such other officers or assistant officers including one or more Vice Chairs of the Company, Executive Vice Presidents, Senior Vice Presidents and Vice Presidents. Each officer shall hold office for the term for which he or she has been elected or appointed and until his or her successor has been elected or appointed and has qualified, or until his or her earlier resignation, removal from office or death. Any termination of employment of an individual serving as an officer of the Corporation shall be deemed to be a resignation from his or her status as an officer. Any two or more offices may be held by the same person. The Board of Directors, or any officer to whom the Board of Directors may delegate such authority, may also appoint such other officers as it or they may see fit, and may prescribe their respective duties.

Section 2. Chief Executive Officer. The Chief Executive Officer shall be in charge of the day-to-day affairs of the Corporation, subject to the direction of the Board of Directors. The Chief Executive Officer shall have responsibility for implementation of the policies of the Corporation, as determined by the Board of Directors, and for the administration of the business affairs of the Corporation, and, in general, shall perform such other duties as are incident to the office of a chief executive officer, including those duties customarily performed by persons holding such office. In the absence of the Chair of the Board of Directors, the Chief Executive Officer (if such officer serves on the Board of Directors) shall preside over the meetings of the directors and of the shareholders at which the Chief Executive Officer shall be present.

Section 3. President. The President shall perform such duties as are incident to the office of a president, including those duties customarily performed by persons holding such office, and such other duties as may be prescribed by the Board of Directors or the Chief Executive Officer from time to time. In the absence of a designation of a Chief Executive Officer by the Board of Directors, the President shall be the Chief Executive Officer.

Section 4. Vice Chair of the Company. There may be one or more Vice Chairs of the Company, as the Board of Directors may from time to time elect. Each shall do and perform all acts and duties as may be assigned by or under the authority of the Board of Directors or the Chief Executive Officer.

Exhibit 3.2.2
Section 5. Vice Presidents. There may be one or more Executive Vice Presidents, Senior Vice Presidents and Vice Presidents, as the Board of Directors may from time to time elect. Each shall do and perform all acts and duties as may be assigned by or under the authority of the Board of Directors or the Chief Executive Officer.

Section 6. Secretary. The Secretary and one or more Assistant Secretaries shall keep the minutes of the proceedings of the shareholders and of the Board of Directors, and he or she shall have custody of the seal of the Corporation.

Section 7. Treasurer. The Treasurer shall be responsible for the maintenance of proper financial books and records of the Corporation. The Treasurer shall have the custody of all moneys and securities of the Corporation and shall keep regular records of accounts and balance the same each month. He or she shall sign such instruments as require his or her signature.

Section 8. Other Duties and Authority. Each officer, employee and agent of the Corporation shall have such other duties and authority as may be conferred upon him by the Board of Directors or delegated to him by the Chair of the Board of Directors or the Chief Executive Officer.

Section 9. Removal of Officers. Any officer may be removed at any time by the Board of Directors and such vacancy may be filled by the Board of Directors. This provision shall not prevent the making of a contract of employment for a definite term with any officer and shall have no effect upon any cause of action which any officer may have as a result of removal in breach of a contract of employment.

Section 10. Compensation. The compensation of the officers shall be fixed from time to time in accordance with the charter of the Compensation Committee (or any successor committee). No officer shall be prevented from receiving such compensation by reason of the fact that he or she is also a director of the Corporation.

Article IV.

STOCK

Section 1. Stock Certificates and Uncertificated Shares. The shares of stock of the Corporation may be represented by certificates in such form as may be approved by the Board of Directors, provided that the Board of Directors may authorize the issue of some or all of the shares of any or all of the Corporation’s classes or series of stock without certificates (and in the holder’s name in book-entry form). Any such authorization shall not affect shares already represented by a certificate until the certificate is surrendered to the Corporation, through its transfer agent. Except as expressly provided by law, there shall be no differences in the rights and obligations of shareholders based on whether or not their shares are represented by certificates.

In the case of uncertificated shares, within a reasonable time after the issuance or transfer thereof, the Corporation shall send the shareholder a written information statement containing: (i) the name of the Corporation and a statement that the Corporation is organized under the laws of the State of Georgia; (ii) the name of the person to whom the uncertificated shares have been

Exhibit 3.2.2
issued or transferred; (iii) the number and class of shares, and the designation of the series, if any, to which the information statement relates; and (iv) if applicable, a statement as to the existence of any restrictions on transfer or registration of transfer of the shares. The information statement shall also contain the following statement: “This information statement is merely a record of the rights of the addressee as of the time of its issuance. Delivery of this information statement, by itself, confers no right on the recipient. This information statement is neither a negotiable instrument nor a security.”

Section 2. Transfer of Stock. Unless otherwise determined by the Board of Directors from time to time, shares of stock of the Corporation, whether in certificated or uncertificated form, shall be transferred only on the books of the Corporation. Certificated shares shall be transferred upon surrender to the Corporation of the certificate or certificates representing the shares to be transferred accompanied by an assignment in writing of such shares properly executed by the shareholder of record or his duly authorized attorney-in-fact and with all taxes on the transfer having been paid. The Corporation may refuse any requested transfer until furnished evidence satisfactory to it that such transfer is proper. Upon the surrender of a certificate for transfer of stock, such certificate shall at once be conspicuously marked on its face "Cancelled" and filed with the permanent stock records of the Corporation. The Board of Directors may make such additional rules concerning the issuance, transfer and registration of certificated or uncertificated shares of stock, including by electronic transmission, and requirements regarding the establishment of lost, destroyed or wrongfully taken stock certificates (including any requirement of an indemnity bond prior to issuance of any replacement certificate) as it deems appropriate or as may be required by any transfer agent or registrar designated by the Board of Directors.

Section 3. Transfer Agents and Registrars. The Board of Directors may, in its discretion, appoint responsible banks or trust companies in such city or cities as the Board of Directors may deem advisable, from time to time, to act as transfer agents and registrars of stock of the Corporation whether in certificated or uncertificated form; and, upon such appointments being made, no stock certificate shall be valid until countersigned by one of such transfer agents and registered by one of such registrars.

Section 4. Registered Shareholders. The Corporation may deem and treat the holder of record of any stock as the absolute owner for all purposes and shall not be required to take any notice of any right or claim of right of any other person.

Section 5. Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other purpose, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than seventy (70) days and, in the case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken.

Exhibit 3.2.2
Article V.

DEPOSITORIES, SIGNATURES AND SEAL

Section 1. Depositories. All funds of the Corporation shall be deposited in the name of the Corporation in such bank, banks, other financial institutions, or depositories as the Board of Directors may from time to time designate and shall be drawn out on checks, drafts, or other orders upon appropriate direction on behalf of the Corporation by such person or persons as the Board of Directors may from time to time designate.

Section 2. Contracts and Deeds. All contracts, deeds and other instruments shall be signed on behalf of the Corporation by the Chief Executive Officer or by such other officer, officers, agent, or agents as the Board of Directors may from time to time by resolution provide.

Section 3. Seal. The seal of the Corporation shall be in such form as the Board of Directors may from time to time determine. If at any time it is inconvenient to use the corporate seal of the Corporation, the signature or name of the Corporation, followed by or used in conjunction with the words “Corporate Seal” or “Seal” or words of similar import shall be deemed the seal of the Corporation.

Section 4. Inspection of Books and Records. The Board of Directors shall have the power to determine which accounts, books, and records of the Corporation shall be opened to the inspection of the Shareholders, except those as may by law specifically be made open to inspection, and shall have the power to fix reasonable rules and regulations not in conflict with the applicable law for the inspection of accounts, books, and records which by law or by determination of the Board of Directors shall be open to inspection. Without the prior approval of the Board of Directors in its discretion, the right of inspection set forth in Section 14-2-1602(c) of the Code shall not be available to any Shareholder owning two percent (2%) or less of the shares outstanding.

Section 5. Interpretation and Application of the Bylaws. To the fullest extent permitted by law, and except as otherwise provided by these Bylaws, the Board of Directors (or any other person or body authorized by the Board of Directors) shall have the power and authority to interpret these Bylaws and make any and all determinations necessary or appropriate to apply any provision of these Bylaws to any persons, facts, or circumstances. Any such interpretation or determination made in good faith by the Board of Directors (or any other person or body authorized by the Board of Directors) shall be conclusive and binding on all persons, including the Corporation and its shareholders.

Section 6. Conflict with Articles of Incorporation or Code. To the extent that any provision of these Bylaws conflicts with any provision of the Articles of Incorporation, such provision of the Articles of Incorporation shall govern. To the extent that any provision of these Bylaws conflicts with any non-discretionary provision of the Code, such provision of the Code shall govern.

Exhibit 3.2.2
Section 7. Severability. In the event that any of the provisions of these Bylaws (including any provision within a single section, subsection, division, or sentence) is held by a court of competent jurisdiction to be invalid, void, or otherwise unenforceable, the remaining provisions of these Bylaws shall remain enforceable to the fullest extent permitted by law.

Article VI.

INDEMNITY

Section 1. Directors. Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (including any action by or in the right of the Corporation), by reason of the fact that he or she is or was a director of the Corporation or who while a director of the Corporation was serving at the Corporation's request as a director, officer, partner, agent or employee of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, shall be indemnified by the Corporation against expenses (including reasonable attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding; provided, that a director of the Corporation shall not be so indemnified for such judgments, fines, amounts paid in settlement or expenses incurred in any such proceeding in which the director is adjudged liable to the Corporation: (a) for any appropriation, in violation of his or her duties, of any business opportunity of the Corporation; (b) for acts or omissions which involve intentional misconduct or a knowing violation of law; (c) for the types of liability for unlawful distributions and dividends as set forth in Section 14-2-832 of the Code; or (d) for any transaction from which the director derives an improper personal benefit. Expenses incurred by any director indemnified hereunder in defending any such action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding, upon receipt of the written affirmation of such director’s good faith belief that he or she has met the standards of conduct required hereunder.

Section 2. Officers, Agents and Employees. Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (including any action by or in the right of the Corporation), by reason of the fact that he or she is or was an officer, agent or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, agent or employee of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, shall be indemnified by the Corporation against expenses (including reasonable attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding to the maximum extent permitted from time to time by, and in the manner provided from time to time by, the Code. Expenses incurred by any person who may be indemnified hereunder in defending any action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding, upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation.

Exhibit 3.2.2
Section 3. Determination. Upon receipt of a claim for indemnification hereunder, the Corporation shall cause a determination to be made in accordance with applicable law and this Bylaw as to whether the claimant has met the applicable standard of conduct, and the Corporation shall pay the claim to the extent that the determination is favorable to the person making the claim. Each person who shall act as a director, officer, employee or agent of the Corporation or, at the request of the Corporation, as a director, officer, partner, employee or agent of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, shall be deemed to be doing so in reliance upon the right of indemnification provided for in this Article VI, and this Article VI constitutes a contract between the Corporation and each of the persons from time to time entitled to indemnification hereunder that may not be modified without the consent of such persons as to occurrences prior to notice to such persons of such modification.
Article VII.

AMENDMENT OF BYLAWS

The Board of Directors shall have the power to alter, amend or repeal the Bylaws or adopt new bylaws, but any bylaws adopted by the Board of Directors may be altered, amended, or repealed and new bylaws adopted by the shareholders. The shareholders may prescribe that any bylaw or bylaws adopted by them shall not be altered, amended, or repealed by the Board of Directors. Action by the directors with respect to the Bylaws shall be taken by an affirmative vote of a majority of all of the directors then in office. Action by the shareholders with respect to the Bylaws shall be taken if the votes cast in favor of the action exceed the votes cast opposing the action.
Article VIII.

EMERGENCY BYLAWS

Section 1. Emergency Bylaws. This Article shall be operative during an emergency resulting from some catastrophic event as referred to in Section 14-2-303 of the Code that prevents a quorum of the Board of Directors or any committee thereof from being readily assembled (an “emergency”), notwithstanding any different or conflicting provisions set forth elsewhere in these Bylaws or in the Articles of Incorporation. To the extent not inconsistent with the provisions of this Article, the Bylaws set forth elsewhere herein and the provisions of the Articles of Incorporation shall remain in effect during such emergency and upon termination of such emergency, the provisions of this Article shall cease to be operative.

Section 2. Meetings. During an emergency, a meeting of the Board of Directors or any committee thereof may be called by any director, or by the Chief Executive Officer, any Executive Vice President, or the Secretary (the “Designated Officers”) of the Corporation. Notice of the time and place of the meeting shall be given by any available means of communication by the person calling the meeting to such of the directors and/or Designated Officers as may be feasible to reach. Such notice shall be given at such time in advance of the meeting, as in the judgment of the person calling the meeting, circumstances permit.

Exhibit 3.2.2
Section 3. Quorum. At any meeting of the Board of Directors or any committee thereof called in accordance with this Article, the presence or participation of two Directors, one Director and a Designated Officer, or two Designated Officers shall constitute a quorum for the transaction of business.

Section 4. Bylaws. At any meeting called in accordance with this Article, the Board of Directors or committee thereof, as the case may be, may modify, amend, or add to the provisions of this Article so as to make any provision that may be practical or necessary for the circumstances of the emergency.

Section 5. Liability. Corporate action taken in good faith in accordance with the emergency bylaws may not be used to impose liability on a director, officer, employee, or agent of the Corporation.

Section 6. Repeal or Change. The provisions of this Article shall be subject to repeal or change by further action of the Board of Directors or by action of Shareholders, but no such repeal or change shall modify the provisions of the immediately preceding section of this Article with regard to action taken prior to the time of such repeal or change.